CERTIFICATE OF MERGER

MERGING

CERES VENTURES ACQUISITION CORP.
A DELAWARE CORPORATION

WITH AND INTO

BLUFLOW TECHNOLOGIES, INC.
A DELAWARE CORPORATION

Pursuant to Title 8, Section 251(c) of the
Delaware General Corporation Law

BluFlow Technologies, Inc., a Delaware corporation (the “Company”), does hereby certify as follows:

FIRST: Each of the constituent corporations, the Company and Ceres Ventures Acquisition Corp., a Delaware corporation (“Merger Sub”), is a corporation duly organized and existing under the laws of the State of Delaware.

SECOND: An Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 29, 2011, among the Company, Merger Sub and Ceres Ventures, Inc., a Nevada corporation, setting forth the terms and conditions of the merger of Merger Sub with and into the Company (the “Merger”), has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 251 of the Delaware General Corporation Law.

THIRD: The name of the surviving corporation in the Merger (the “Surviving Corporation”) shall be BluFlow Technologies, Inc., a Delaware corporation.

FOURTH: The Certificate of Incorporation of the Company, as in effect immediately prior to the Merger, shall be the Certificate of Incorporation of the Surviving Corporation.

FIFTH: The Merger shall become effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

SIXTH: An executed copy of the Merger Agreement is on file at the principal place of business of the Surviving Corporation at the following address:

BluFlow Technologies, Inc.
430 Park Avenue, Suite 702
New York, NY 10022

SEVENTH: A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either constituent corporation.

IN WITNESS WHEREOF, the undersigned corporation has caused this Certificate of Merger to be signed by an authorized officer as of December 29, 2011.

SURVIVING CORPORATION:

BluFlow Technologies, Inc.

By:
Name:	Meetesh Patel
Title:	President and Chief Executive Officer